Exhibit 10.8

AMENDED AND RESTATED

PERFORMANCE SHARE UNIT AWARD AGREEMENT

UNDER THE

THOMPSON CREEK METALS COMPANY INC.
2010 LONG-TERM INCENTIVE PLAN

Name of Participant:	[Name]

Total Number of Units Subject to the Award:	[ ] (the “Units”)

Award Date:	[ ]

Award Price:	[$ ]

Vesting Schedule and Performance Metrics:

One-Third (1/3) of the Units will vest on each of the first, second, and third anniversaries of the Award Date, subject to you remaining continuously employed on each such date, if the per share closing price of Company’s common stock (as listed on the New York Stock Exchange) on such date is higher than the Award Price:

                 Units to vest on [           ]

                 Units to vest on [           ]

                 Units to vest on [           ]

Note that no portion of this Award relates to services rendered in a year prior to the year of the Award Date.

Expiration Date:

This Amended and Restated Performance Share Unit Award Agreement (the “Agreement”) is between Thompson Creek Metals Company Inc. (the “Company”), and you, the Participant named above [ and supersedes the Performance Share Unit Award Agreement, dated                , 2010, between the Company and you].  The Company wishes to grant to you a Performance Share Unit Award, subject to vesting and certain other restrictions as provided in this Agreement, under the Thompson Creek Metals Company Inc. 2010 Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”).  Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1.             Award of Units. The Company hereby grants to you, effective as of the Award Date, the number of Units set forth above under “Total Number of Units Subject to the Award,” upon the terms and conditions set forth in the Plan and this Agreement (as described herein, the “Award”).

2.             Vesting and Settlement; Performance Metrics; Termination of Employment.

(a)           Immediately upon either the first, second or third anniversary of the Award Date, if the per share closing price of Company’s common stock (as listed on the New York Stock Exchange) on such date is higher than the Award Price, the Participant will receive the shares as are set forth above under “Vesting Schedule”.  The installments provided for in the Vesting Schedule set forth above are cumulative.  Immediately upon each vesting date, each vested Unit shall be canceled and settled in exchange for one common share of the Company.  On either the first or second anniversary of the Award Date, if the per share closing price of Company’s common stock (as listed on the New York Stock Exchange) on such date is at or lower than the Award Price, such Units shall not vest and shall be carried forward to the following year and shall vest if the performance targets listed in the Vesting Schedule for such year are satisfied.  Notwithstanding the foregoing, if on the third anniversary of the Award Date, the per share closing price of Company’s common stock (as listed on the New York Stock Exchange) is at or lower than the Award Price, all unvested Units shall be forfeited.

(b)           In the event of a Change of Control, the Administrator may determine, in its sole and absolute discretion, that any of the following may occur:

(i)                                     the Award may be assumed, converted or replaced by the successor or acquiring corporation (if any), which assumption, conversion or replacement will be binding on you;

(ii)                                  the successor or acquiring corporation may substitute equivalent awards or provide substantially similar consideration, shares or other property subject to repurchase restrictions and other provisions no less favorable to you than those which applied to the Award immediately prior to such Change of Control; or

(iii)                               the vesting and settlement of the Award may be accelerated.

Notwithstanding the foregoing, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute the Award, as provided above, the vesting and settlement of the Award shall be accelerated upon a Change of Control.  For purposes of this Section 2(b), the last paragraph of the definition of “Change of Control” in Section 2(h) of the Plan shall be disregarded.

(c)           In no circumstance shall settlement take place later than two-and-one-half-months after the end of the year in which vesting has occurred.

(d)           Upon a termination of your employment for any reason (except as provided in the following sentence), you will forfeit the portion of the Units that is unvested at the time of termination, without any consideration due to you.  Notwithstanding the foregoing sentence, in the event of your termination due to retirement on or after age 62 or termination due to death or total and permanent disability (evidenced by receipt of disability benefits under a Company-sponsored disability plan), your Units will continue to vest according the Vesting Schedule as though you were in active, continuous employment.  All Units will be forfeited as of the Expiration Date listed above.  The term “employment” for purposes of this Agreement, means the performance of services for the Company or an Affiliate as an employee for federal income tax purposes.  You shall be deemed to have terminated employment either upon an actual termination of your performing services for the Company or an Affiliate, or at the time that the Affiliate with which you are employed ceases to be an “Affiliate” under the terms of the Plan.  Your employment with the Company or an Affiliate shall not be deemed to have terminated if you take any military leave, sick leave, or other bona fide leave of absence approved by the Company or the Affiliate, as applicable, regardless of whether pay is suspended during such leave.  Whether you have experienced a termination of employment will be determined by the Compensation and Governance Committee of the Board of Directors (the “Committee”), in its sole discretion.

3.             Rights as Stockholder. You shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Units unless and until Shares settled for such Units shall have been issued by the Company to you (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

4.             Transferability.  The Units may not be sold, pledged, assigned or transferred in any manner unless and until the Shares corresponding to such Units have been issued and all restrictions applicable to such Shares have lapsed. Notwithstanding the foregoing, the Units may be transferred, in the Committee’s discretion, to a person or trust or partnership designated by you, only if, in each case, the transferee executes a written consent to be bound by the terms of this Agreement.  Except as described in this Section 4, neither the Units nor any interest or right therein shall be liable for your debts, contracts or engagements or your successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

5.                 Taxes.

(a)           Payment of any employment taxes or income tax withholding shall be by the tendering of other Shares to the Company in exchange for the Company’s reducing the number of Shares issuable upon settlement of the Units; provided that no more than the minimum statutory tax-withholding rate shall be withheld.  The Committee shall determine acceptable methods for tendering Shares upon settlement of the Units and may impose such limitations and prohibitions on the use of Shares to pay tax liabilities as it deems appropriate, subject to the proviso in the preceding sentence.  For purposes of determining the amount of the tax liability amounts satisfied by tendering Shares, such Shares shall be valued at their Fair Market Value on the date of tender.

(b)           You acknowledge that you will consult with your personal tax advisor regarding the federal, state, and local tax consequences of the Award and any other matters related to this Award.  You are relying solely on your advisors and not on any statements or representations of the Company or any of its agents, and you understand that you are responsible for your own tax liability that may arise as a result of the Award or any other matters related to the Award and this Agreement.

6.             General Provisions.

(a)           Interpretations.  This Agreement is subject in all respects to the terms of the Plan.  A copy of the Plan is available upon your request.  Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein.  In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern.  Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

(b)           No Right to Employment.  In consideration of the grant of the Award by the Company, you agree to render faithful and efficient services to the Company and its Affiliates. Nothing in the Plan or this Award Agreement shall confer upon you any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate your services at any time for any reason whatsoever, with or without Cause (as defined in the Plan), except to the extent expressly provided otherwise by applicable law or in a written agreement between you and the Company or its Affiliates.

(c)           Securities Matters.  The Company shall not be required to issue or deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.  You acknowledge that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(d)           Headings.  Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(e)           Saving Clause.  If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(f)            Section 409A. It is intended that this grant will be exempt from Section 409A of the Internal Revenue Code as a “short-term deferral.”  This Award Agreement and all related documentation are designed, and shall be interpreted and administered, to this effect.  However, nothing in the Agreement shall be construed to result in a guarantee of this tax treatment, and you shall be responsible for all of your federal, state and local taxes (and any related liabilities). This Section 6(f) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Award or the Shares delivered hereunder will not be subject to taxes, interest and penalties under Section 409A.

(g)           Governing Law.  The internal law, and not the law of conflicts, of the State of Colorado will govern all questions concerning the validity, construction and effect of this Agreement.  All actions or proceedings arising out of, or related to, this Agreement shall be brought only in an appropriate federal or state court in Colorado and the parties hereby consent to the jurisdiction of such courts over themselves and the subject matter of such actions or proceedings.

(h)           Notices.  You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

Thompson Creek Metals Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO 80120

Attn:   General Counsel

(i)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j)            Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives.  The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

IN WITNESS WHEREOF, the Company by one of its duly authorized officers has executed this Agreement as of the day and year first above written.

THOMPSON CREEK METALS COMPANY INC.

By:

Its:

Please indicate your acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT HAS NOT BEEN RECEIVED BY THE

COMPANY, THE COMPANY SHALL REVOKE ALL UNITS GRANTED TO YOU, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Agreement.

By:
Name: